      As filed with the Securities and Exchange Commission on June 22, 2001
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                              BIOSITE INCORPORATED
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                   33-0288606
-----------------------------------------     ----------------------------------
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

           11030 Roselle Street
          SAN DIEGO, CALIFORNIA                               92121
          ---------------------                         ----------------
 (Address of Principal Executive Offices)                  (Zip Code)


                BIOSITE INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
                -------------------------------------------------
                            (FULL TITLE OF THE PLAN)



                                                              Copy to:
         Kim D. Blickenstaff                            THOMAS E. SPARKS, JR.
President and Chief Executive Officer                  Pillsbury Winthrop LLP
        Biosite Incorporated                              50 Fremont Street
        11030 Roselle Street                           San Francisco, CA 94105
     San Diego, California 92121                           (415) 983-1000
            (858) 597-4815                               --------------------
      --------------------
(Name, address and telephone number,
        including area code,
        of agent for service)



                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                          Proposed             Proposed Maximum
 Title of Securities To         Amount To Be          Maximum Offering        Aggregate Offering             Amount of
      Be Registered          Registered (1)(2)      Price Per Share (3)            Price (3)             Registration Fee
--------------------------   -------------------   -----------------------  ------------------------  ------------------------
Common Stock,                  200,000 shares              $39.85                $7,970,000.00               $1,992.50
$.01 par value
==============================================================================================================================


(1)      Calculated pursuant to General Instruction E to Form S-8.

(2) Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional shares which may be offered and issued in connection with any stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on June 15, 2001.

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
       ------------------------------------------------------------------


         GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission ("SEC") on February 11, 1997 (File No. 333-21537) and July 23, 1998 (File No. 333-59701) are hereby incorporated by reference.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) Annual Report on Form 10-K (File No. 000-21873) for the fiscal year ended December 31, 2000, which contains, among other things, the consolidated financial statements and schedule of the Registrant for the fiscal year ended December 31, 2000 together with the report thereon of Ernst & Young LLP, independent auditors;

         (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (3) The description of the Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed with the SEC on February 10, 1997; and

         (4) The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed October 28, 1997.

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 22, 2001.

                                       BIOSITE INCORPORATED



                                       By    /s/ Kim D. Blickenstaff
                                          -------------------------------------
                                                   Kim D. Blickenstaff
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim D. Blickenstaff and Christopher J. Twomey, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


         Signature                                          Title                        Date
         ---------                                          -----                        ----
 /s/ Kim D. Blickenstaff                    President, Chief Executive Officer      June 19, 2001
---------------------------------------     and Director (Principal Executive
     Kim D. Blickenstaff                    Officer)


 /s/ Christopher J. Twomey                  Vice President, Chief Financial         June 19, 2001
---------------------------------------     Officer (Principal Financial and
     Christopher J. Twomey                  Accounting Officer)


 /s/ Timothy J. Wollaeger                   Chairman of the Board of Directors      June 20, 2001
---------------------------------------
     Timothy J. Wollaeger


                                            Director                                June   , 2001
---------------------------------------
     Anthony DeMaria, M.D.


 /s/ Howard E. Greene                       Director                                June 22, 2001
---------------------------------------
     Howard E. Greene, Jr.



         Signature                                          Title                        Date
         ---------                                          -----                        ----
 /s/ Lonnie M. Smith                        Director                                June 22, 2001
---------------------------------------
       Lonnie M. Smith


 /s/ Gunars E. Valkirs                      Director                                June 18, 2001
---------------------------------------
   Gunars E. Valkirs, Ph.D


                                INDEX TO EXHIBITS


Exhibit
Number                                     Exhibit
------            -------------------------------------------------------------

5.1               Opinion regarding legality of securities to be offered.
10.1              Biosite Incorporated Employee Stock Purchase Plan.
23.1              Consent of Ernst & Young LLP, Independent Auditors.
23.3              Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
24.1              Power of Attorney (see page 3).